UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
May 8, 2019

GREEN PLAINS PARTNERS LP

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-37469	47-3822258
(Commission file number)	(IRS employer identification no.)

1811 Aksarben Drive, Omaha, Nebraska	68106
(Address of principal executive offices)	(Zip code)

(402) 884-8700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).  Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Units, Representing Limited Partner Interests	GPP	The Nasdaq Stock Market LLC

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

(b) Green Plains Inc. (the “Company”) announced today that John Neppl will resign as Chief Financial Officer of the Company and Green Plains Partners LP effective May 13, 2019 as he has accepted the position of Chief Financial Officer of Bunge Limited (BG).

(c) Mr. George P. (Patrich) Simpkins will be appointed as Chief Financial Officer of the Company and Green Plains Partners effective May 13, 2019. Mr. Simpkins is a member of the board of directors of Green Plains Holdings LLC, the general partner of Green Plains Partners, and has served as Chief Development Officer of the Company since October 2014. Mr. Simpkins was appointed Chief Development and Risk Officer of Green Plains Partners in March 2015 and a member of the board of directors in June 2015. Mr. Simpkins also previously served as Chief Risk Officer of the Company from October 2014 to August 2016. Prior to joining the Company in May 2012 as Executive Vice President – Finance and Treasurer, Mr. Simpkins was Managing Partner of GPS Capital Partners, LLC, a capital advisory firm serving global energy and commodity clients. From February 2005 to June 2008, he served as Chief Operating Officer and Chief Financial Officer of SensorLogic, Inc., and as Executive Vice President and Global Chief Risk Officer of TXU Corporation from November 2001 to June 2004. Prior to that, Mr. Simpkins served in senior financial and commercial executive roles with Duke Energy Corporation, Louis Dreyfus Energy, MEAG Power Company and MCI Communications. Mr. Simpkins has a Bachelor of Business Administration degree in Economics and Marketing from the University of Kentucky.

Mr. Simpkins has no family relationships with any current director or executive officer of Green Plains Partners, and there are no transactions or proposed transactions to which Green Plains Partners is a party, or intended to be a party, in which Mr. Simpkins has, or will have, a material interest subject to disclosure under Item 404(a) of Regulation S-K.  Mr. Simpkins was not chosen to succeed Mr. Neppl as the Green Plains Partners’ Chief Financial Officer pursuant to any arrangement or understanding with any other person.

The Company also announced that Mr. Paul Kolomaya will be appointed as Chief Accounting Officer of the Company and Green Plains Partners effective May 13, 2019.  Mr. Kolomaya has served as Executive Vice President Commodity Finance of Green Plains Partners since March 2015 and of the Company since February 2012. Prior to joining the Company in August 2008 as Vice President – Commodity Finance, Mr. Kolomaya was employed by ConAgra Foods, Inc. from March 1997 to August 2008 in a variety of senior finance and accounting capacities, both domestic and international. Prior to that, he was employed by Arthur Andersen & Co. in both the audit and business consulting practices. Mr. Kolomaya holds chartered accountant and certified public accountant certifications and has a Bachelor of Honors Commerce degree from the University of Manitoba.

Mr. Kolomaya has no family relationships with any current director or executive officer of Green Plains Partners, and there are no transactions or proposed transactions to which Green Plains Partners is a party, or intended to be a party, in which Mr. Kolomaya has, or will have, a material interest subject to disclosure under Item 404(a) of Regulation S-K.  Mr. Kolomaya was not chosen as the Green Plains Partners’ Chief Accounting Officer pursuant to any arrangement or understanding with any other person.

As officers of Green Plains Partners and the Company, all compensation payable to Mr. Simpkins and Mr. Kolomaya will continue to be paid by the Company.

Item 7.01.  Regulation FD Disclosure.

On May 8, 2019, the Company issued a press release announcing this transition, which is included as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed as part of this report.

NumberDescription

99.1Press release, dated May 8, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 8, 2019	Green Plains Partners LP By: /s/ Michelle Mapes Michelle Mapes Chief Legal & Administration Officer and Corporate Secretary